Exhibit 10.1

L Brands, Inc. 2015 Stock Option and Performance Incentive Plan
Terms and Conditions of Restricted Share Unit Grant

By accepting the indicated restricted share unit grant, the Participant agrees to the following terms and conditions and the terms of the L Brands, Inc. 2015 Stock Option and Performance Incentive Plan (“the Plan”). The “Restricted Period” and, if applicable, the performance conditions are set forth in your 2015 “Total Rewards” statement and/or on the Morgan Stanley website. A copy of your Total Rewards statement can be obtained upon request by calling the L Brands stock line at 614-415-1501.This restricted share unit grant is contingent on signing a Non-Solicitation/Non-Compete Agreement as applicable. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Plan.

(1)
RESTRICTIONS. None of the Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Periods described on the Restricted Share Unit Agreement or prior to the satisfaction of all conditions which may be specified in an appendix to this Agreement.

(2)	RECORDING OF AWARD. The Company shall cause the Restricted Share Unit award to be appropriately recorded as of the date of grant.

(3)	RIGHTS OF PARTICIPANT. During the applicable Restricted Period, the Participant shall not have the right to vote the Restricted Share Units or to receive dividends with respect thereto.

(4)	FORFEITURES.

(a)
Except as noted in this Section (4), Restricted Share Units granted to the Participant pursuant to this Agreement shall be forfeited if the Participant's employment with the Company or its subsidiaries is terminated prior to the expiration or termination of the applicable Restricted Period or if the performance conditions set forth in any appendix hereto are not satisfied. “Termination of employment” shall mean “separation from service” as that term is defined in Section 409A and the Treasury regulations thereunder. Upon such forfeiture, the Restricted Share Unit award shall be cancelled.

(b)
Subject to the execution of a release of claims against the Company and achievement of performance conditions, if any, not later than the first performance period ending after the performance period in which a Qualifying Termination occurs, upon a Participant’s involuntary termination of employment other than for (x) misconduct or (y) for performance (each as determined by the Committee or its designees in their sole discretion) (a “Qualifying Termination”), except as noted in this Section 4(b) the Participant shall be deemed to have satisfied the provision of services conditions effective as of the last day of the Restricted Period with respect to that percentage of the Restricted Share Units equal to (x) the number of complete months between the first day of the first Restricted Period and the date of the Participant’s Qualifying Termination, divided by (y) the aggregate number of months in all Restricted Periods. Notwithstanding the foregoing, in the case of a Qualifying Termination no portion of the provision of services conditions shall be deemed to have been satisfied and this award shall be forfeited if, at any time prior to the end of the Restricted Period, the Participant either (i) is employed by a competitor of the Company or (ii) has directly or indirectly solicited, induced or attempted to influence any employee to leave the employment of the Company or assisted anyone else in doing so (each as determined by the Committee or its designees in their sole discretion).

(c)
Subject to the achievement of performance conditions, if any, if the Participant’s employment terminates as a result of Total Disability, as defined in the L Brands Inc. Long-Term Disability Plan, the Restricted Share Units granted to the Participant pursuant to this Agreement shall continue to vest during the period of the Participant’s Total Disability.

(d)
Subject to the achievement of performance conditions, if any, if the Participant's employment terminates as a result of his or her death, or if the Participant’s period of Total Disability terminates as a result of his or her death, all provision of services conditions shall be deemed to have been satisfied and the Restricted Period shall be deemed to have expired.

(e)
Upon the retirement of the Participant and subject to the achievement of performance conditions, if any, not later than the first performance period ending after the performance period in which a Qualifying Termination occurs, the Restricted Period shall be deemed to have expired and all provision of services conditions shall be deemed to have been satisfied with respect to that percentage of the Restricted Share Units equal to (x) the number of complete months between the first day of the Restricted Period and the date of the Participant’s retirement, divided by (y) the number of complete months in the Restricted Period. For this purpose, “retirement” means a Participant’s termination of employment following completion of seven years of service with the Company and attainment of age 55.

(5)	SETTLEMENT OF NON-DEFERRED RESTRICTED SHARE UNITS.

(a)
Unless a valid deferral election is made pursuant to Section (6), upon the expiration or termination of a Restricted Period and the satisfaction of all other conditions prescribed by the Committee, the restrictions applicable to the Restricted Share Units shall lapse and a stock certificate for the number of shares of Common Stock equal to the number of restricted share units with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be. Such payment in settlement shall be made promptly, but in any event not later than (x) the end of the year in which the Restricted Period ended and the conditions were satisfied or (y) if later, the fifteenth (15th) day of the third calendar month following the date on which the Restricted Period ended, provided that the award holder will not be permitted, directly or indirectly, to designate the taxable year of settlement. The Participant may be required to execute a release of claims against the Company and its subsidiaries in this event.

(b)
If a Participant who is a “specified employee,” as that term is defined in Section 409A and the Treasury regulations thereunder, receives payment(s) in connection with his or her termination of employment (including retirement) on a date determinable based on the date of termination of employment and not a pre-determined fixed date or schedule, then, except in the event of the Participant’s death after such termination of employment, such payment(s) shall be delayed by at least six months after the date of the specified employee’s termination of employment.

(6)
DEFERRAL OF RESTRICTED SHARE UNITS. A Participant who has been designated to receive a Restricted Share Unit award may elect to defer settlement of such Restricted Share Unit award. The election to defer settlement of Restricted Share Units must be made prior to or within thirty (30) days following the date of the Restricted Share Unit award. Such Restricted Share Unit award shall continue to be subject to the same restrictions, conditions and forfeiture provisions. During the Restricted Period, a Participant shall not have the right to receive any dividends with respect to Restricted Share Units. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the Participant, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding Restricted Share Unit in an amount equal to the amount the Participant would have received as dividends if the Restricted Shares Units were actual shares of Common Stock. Dividend equivalents will be converted into additional Restricted Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee. All elections with respect to Restricted Share Units must be made in accordance with procedures established by the Committee and any election not made in accordance with such procedures shall be disregarded.

(7) SETTLEMENT OF DEFERRED RESTRICTED SHARE UNITS.

(a)
Restricted Share Units will be settled solely in shares of unrestricted Common Stock. Shares attributable to Restricted Share Units that are vested on the Participant’s termination of employment shall be transferred to the Participant in a single distribution, or may be distributed in substantially equal annual installments of up to ten years following such termination of employment, as elected by the Participant at the time the award is made. If a Participant terminates employment pursuant to Section (4) and the Restricted Period has not expired, distribution of any deferred Restricted Share Units thereunder shall not begin until after the expiration of the Restricted Period.

(b)
If a single distribution is elected, such shares shall be transferred to the Participant within ninety (90) days following the later of the Participant’s termination of employment or the expiration of the Restricted Period. If installment distributions are elected, the initial installment shall be made during the period beginning March 1 and ending April 30 of the calendar year following the calendar year in which the later of such termination of employment or expiration of the Restricted Period occurred. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, regardless of the election on file, a lump sum distribution of all undistributed shares shall be made to the Participant’s beneficiary or estate within 90 days after the date of the Participant’s death. A Participant shall have no rights as a shareholder with respect to Restricted Share Units until such time, if any, as shares of Common Stock are transferred to the Participant (or his or her beneficiary or estate, if applicable).

(c)
A Participant may change his or her distribution election, provided such change in distribution election is made not less than twelve (12) months before the date the payment (or in the case of installments, the first payment) is scheduled to be made, and is irrevocable after this date. Such an election may be made to change payment(s) from a single payment distribution to installment distributions, or from installment distributions to a single payment distribution, by submitting such election to the Committee; provided, (i) such election does not become effective until at least twelve (12) months after the date on which the election is made and (ii) except in the case of payment permissible upon the Participant’s death, the payment (or in the case of installments the first payment) must be deferred for a period of not less than five (5) years from the date such payment would have been made or commenced if there had been no election to change the form of payment.

(d)
If an invalid deferral election (including a change in distribution election) is received, the applicable election shall be disregarded. In the case of an invalid initial deferral election, distribution of the shares attributable to the awards shall be made as though the Participant did not elect to defer the Restricted Share Units. In the case of an invalid change in distribution election, distribution of the shares attributable to the awards shall be made as though the Participant did not elect to change the time and form of distribution. For this purpose, an invalid election shall include (but is not limited to) an election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date (based on whether it is an initial election or a change election), and (iii) cannot otherwise become effective under applicable rules.

(e)
If a valid deferral election (including a change in distribution election) is incomplete, the applicable election shall be honored. In the case of a valid but incomplete initial deferral election, distribution of the shares attributable to the awards shall be made as though the Participant elected a deferred lump sum payment. In the case of a valid but incomplete change in distribution election, distribution of the shares attributable to the awards shall be made as though the Participant elected a change in distribution to a deferred lump sum payment. For this purpose, a valid but incomplete election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments.

(8)
EFFECT OF CHANGE IN CONTROL. Upon a termination (x) by the Company other than for cause or (y) to the extent provided in an employment agreement between the Company and the Participant, by the Participant for Good Reason (as defined in the employment agreement), in each case within twenty four (24) months following a Change in Control, and provided that that the Change in Control is a “change in control event” as defined in Section 409A and the Treasury regulations thereunder, any conditions applicable to any Restricted Share Units shall be deemed to have been satisfied and the Restricted Period shall be deemed to have expired.

(9)
TAX WITHHOLDING. The Company shall have the right to require the Participant or the Participant's beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy Federal, state or local withholding tax requirements, or to deduct from distributions under the Plan amounts sufficient to satisfy such withholding tax requirements.

(10)	MISCELLANEOUS.

(a)
No Right to Employment. This Agreement shall not confer upon the Participant any right to continue in the employ of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or any subsidiary to modify the terms of or terminate the Participant's employment at any time.

(b)
Clawback. Subject to restrictions set forth in the Plan, if required by law or if the Participant engaged, had knowledge of, or should have had knowledge of, fraudulent conduct or activities relating to the Company, the Company may terminate this Agreement and require the Participant to reimburse to the Company (i) an amount required by law or (ii) the amount of compensation received pursuant to this Agreement and based on the aforementioned conduct.

(c)
Notice. Any notice or other communication required or permitted to be given under this Agreement must be given electronically or by regular U.S. mail addressed, if to the Committee or the Company, at the principal office of the Company and, if to the Participant, at the Participant's last known address as set forth in the books and records of the Company.

(d)
Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(e)
Amendment. Subject to restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement. No suspension, modification or amendment of this Agreement may, without the consent of the Participant, adversely affect the rights of the Participant with respect to the Restricted Share Units granted pursuant to this Agreement, except to the extent any such action is undertaken to cause this Agreement to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(f)
Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)
Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Participant concerning the Restricted Share Units granted hereunder and supersede all prior agreements and understandings.

(h)	Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Participant will be an original and all of which together will be the same Agreement.

(i)	Governing Law. To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.